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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                            --------------------------


                                    Form 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               FEBRUARY 16, 1999
                             ---------------------
                                (Date of Report)


                               THRUSTMASTER, INC.
    ------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           OREGON                 0-25520                  93-1040330
    ---------------------  -------------------------  ----------------------
       (State or Other       (Commission File No.)        (IRS Employer
        Jurisdiction                                    Identification No.)
      of Incorporation)

        SUITE 400, 7175 N.W. EVERGREEN PARKWAY, HILLSBORO, OREGON  97124
  ----------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (503) 615-3200
  ----------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 5.    OTHER EVENTS

     On January 28, 1999, ThrustMaster, Inc. (the "Company") and three private investors entered into a Securities Purchase Agreement pursuant to which the investors agreed to provide equity line financing to the Company in an aggregate amount up to $16 million.

     The equity line provides for three potential tranches of investment by the investors in Common Stock of the Company. Each tranche of investment is made solely at the Company's election, subject to certain conditions, including the market price of the Common Stock. The amount of the initial tranche, which was funded on January 28, 1998, was $4 million. The 250,000 shares of Common Stock issued on the closing date were priced at $16.00 per share, the closing bid price of the Common Stock on the Nasdaq National Market on January 27, 1998. Shares issued upon any closing of tranches two or three will also be priced at the closing bid price of the Common Stock on the trading day preceding the applicable closing date.

     If specified closing conditions are satisfied, the Company will be entitled, at its sole election, to request tranche two and three investments during applicable periods ending 150 days after the closing date for the preceding tranche. The amount of the investment in each subsequent tranche would range from $1.0 million to $6.0 million, depending upon the closing bid price of the Common Stock at the time of the investment. The Company may elect that the minimum amount be invested if the average closing bid price per share for the 10 business days preceding the applicable closing date is at least $7.00; the Company may elect that up to the maximum amount be invested if the closing bid price on the trading day preceding the closing date exceeds $20.00. The closing conditions applicable to the second and third tranches include, among others, that the registration statement required to be filed by the Company with the SEC in connection with the previous tranche has been effective for at least 25 days and that the average daily trading volume of the Common Stock on the Nasdaq National Market has met certain thresholds for the 20 business days preceding the applicable investment. The Company, at its sole election, may accelerate 50% of the tranche two investment if certain Common Stock price-related thresholds have been satisfied.

     The equity line includes a "reset" mechanism which may result in the issuance to the investors of additional shares of Common Stock at no additional cost. There are two reset periods for each tranche, each covering 50% of the shares issued on the applicable closing date. The first reset period is the 25 days after the effective date of a registration statement to be filed in connection with that tranche. The second reset period is the 25 days after the end of the first reset period. For each reset period, the reset price is the average of the lowest ten trading days' closing bid prices during the related 25-day period.


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The number of shares to be issued at the end of each reset is calculated by
(a) multiplying the number of shares subject to price adjustment by (b) (i) an amount equal to 112.5% of the applicable tranche purchase price less the reset price divided by (ii) the reset price.

     The investors have agreed that, until the expiration of the final reset period in connection with the equity line, they will not enter into certain short sales of the Company's Common Stock. These restrictions are set forth in the Securities Purchase Agreement attached as an exhibit to this report.

     The equity line also provides for the issuance to the investors of warrants to purchase Common Stock. At the closing of the first tranche, warrants were issued to purchase an aggregate of 70,754 shares of Common Stock. The exercise price applicable to 50% of such warrant shares is $20.00 per share; the exercise price applicable to the remaining warrant shares is $22.40 per share. The warrants expire five years after the closing date. To the extent the aggregate investments in tranches one, two and three were to exceed $12 million, additional warrants would be issued on the tranche three closing date to purchase shares of Common Stock. The exercise price for 50% of such shares would be 125% of the closing bid price on the trading day preceding the tranche three closing date, and the exercise price for the remaining 50% would be 140% of such bid price. The warrants are callable by the Company if the Common Stock trades at or above 130% of the applicable exercise price for ten consecutive trading days at any time 18 months after the applicable closing date.

     The initial sale of securities issued in connection with the equity line was not registered under the Securities Act of 1933, as amended. The Company will register for resale by the investors all shares of Common Stock issued or issuable in connection with the equity line by filing one or more registration statements in connection with each tranche. Each registration statement is required to remain in effect for three years.

     The Company has granted a right of first refusal in favor of the investors with respect to non-public issuances of its securities during the period beginning on the tranche one closing date and ending 180 days after the effective date of the first registration statement filed by the Company in connection with the equity line. Issuances of securities not subject to the right of first refusal include securities issued under the Company's stock option plans, shares issued upon exercise of currently outstanding warrants and securities issued in connection with strategic transactions involving the Company.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Listed below are the exhibits filed as a part of this report.

     (c)  EXHIBITS

          EXHIBIT NO.         DESCRIPTION
          -----------         -----------

             4.5 Securities Purchase Agreement dated as of January 28, 1999 among ThrustMaster, Inc. and the Purchasers party thereto.

             4.6              Form of Callable Warrant.

             4.7 Registration Rights Agreement dated as of January 28, 1999 among ThrustMaster, Inc. and the Purchasers party thereto.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THRUSTMASTER, INC.


Dated:  February 16, 1999               By /s/ Frank G. Hausmann
                                           -------------------------------------
                                           Frank G. Hausmann,
                                           President and CEO


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